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                                                                 EXHIBIT 10.29.3



                     THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

        This Third Amendment to Employment Agreement (the "Amendment") is made as of February 7, 2002, between Radiance Medical Systems, Inc., a Delaware corporation (the "Company"), and Jeffrey Thiel, an individual ("Executive").

                                    RECITALS

        WHEREAS, the Company currently employs Executive pursuant to that certain Employment Agreement dated February 1,1999, as amended on December 10, 1999 and December 22, 2000 (the "Employment Agreement"); and

        WHEREAS, the Company is considering a transaction with Endologix, Inc., as a result of which is contemplated that the Executive's employment as Chief Executive Officer of the Company will be terminated; and

        WHEREAS, the Company desires to amend the Employment Agreement to ensure the Executive's continued employment through and to the closing of any such transaction with Endologix, Inc. as provided in greater detail below;

        NOW THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth and for other valuable consideration, the Company and Executive hereby agree as follows:

                                    AGREEMENT

        1. DEFINITIONS.

        Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Employment Agreement.

        2. AMENDMENT TO SECTION 5 OF THE EMPLOYMENT AGREEMENT.

        Section 5 of the Employment Agreement is hereby amended to add a new
Section 5.6 to read in its entirety as follows:

                "5.b TERMINATION UPON CERTAIN TRANSACTIONS. In the event that during the term of this Agreement, the Company consummates an acquisition of Endologix, Inc., or Endologix, Inc. acquires the Company (the "Endologix Transaction"), and Executive's employment as Chief Executive Officer of the Company is terminated in connection therewith:

                (a) the Severance Amount payable pursuant to Section 5.5 shall equal Executive's then-current monthly Base Salary multiplied by the greater of (i) thirteen (13) months, or (ii) in the event that Executive's termination is prior to the closing of the Endologix Transaction, that number of months from the date of Executive's termination to the date which is thirteen (13) months after the date of the closing of the Endologix Transaction;

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                (b)     to the extent not covered by Section 5.5, Executive
                        shall continue to receive all benefits during the period set forth in Section 5.6(a)(i) or (ii), whichever applicable; and

                (c) the Company shall forgive the $100,000 loan made to Executive on or about January 24, 1997, along with all accrued interest thereon.

        In addition, all options not otherwise vested shall continue to vest while Executive serves as member of the Board of Directors subsequent to the termination of his employment.

        3. OPTIONS. Concurrently with the execution of this Amendment, the Company shall grant to Executive an incentive stock option for twenty-five thousand (25,000) shares of the Company's common stock, with an exercise price equal to the fair market value of such shares on the date hereof, determined in accordance with the Company's 1996 Stock Option/Stock Issuance Plan. Such options shall vest one year after the date of grant.

        4. MISCELLANEOUS.

               (a) Continuing Force and Effect. Except as herein expressly amended, all terms, covenants and provisions of the Employment Agreement are and shall remain in full force and effect and all references therein to such Employment Agreement shall henceforth refer to the Employment Agreement as amended by this Amendment, This Amendment shall be deemed incorporated into, and a part of, the Employment Agreement.

               (b) Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, we have set our hands hereto as of the date first above written.

RADIANCE MEDICAL SYSTEMS, INC.



/s/ JEFFREY O'DONNELL
---------------------------------------
Jeffrey O'Donnell, Chairman of the Board


EXECUTIVE


/s/ JEFFREY THIEL
---------------------------------------
Jeffrey Thiel



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